Exhibit 3.2










                             AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      of

                       FORD CREDIT AUTO RECEIVABLES LLC

                    (a Delaware Limited Liability Company)

                                      by

                          FORD MOTOR CREDIT COMPANY,

                                   as Member

                           dated as of June 26, 2001



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                               Table of Contents
                                                                                                           Page
                                                                                                           ----

                                   ARTICLE I
                                  DEFINITIONS
Section 1.1   Definitions.....................................................................................1

                                  ARTICLE II
                                 ORGANIZATION

Section 2.1   Name, Location of Office........................................................................4
Section 2.2   Registered Office in Delaware...................................................................4
Section 2.3   Registered Agent................................................................................4
Section 2.4   Purposes and Powers.............................................................................4
Section 2.5   Conduct of Business.............................................................................5
Section 2.6   Tax Reporting and Characterization..............................................................8
Section 2.7   Term............................................................................................8

                                  ARTICLE III
                                  THE MEMBER

Section 3.1   The Member......................................................................................9
Section 3.2   Powers of Member................................................................................9
Section 3.3   Limited Liability of the Member.................................................................9

                                  ARTICLE IV
          MANAGEMENT OF THE COMPANY; THE BOARD OF MANAGERS; OFFICERS

Section 4.1   General Management of the Company...............................................................9
Section 4.2   Appointment and Term............................................................................9
Section 4.3   Number; Independent Managers....................................................................9
Section 4.4   Power to Bind Company..........................................................................12
Section 4.5   Restrictions on the Power of the Managers......................................................12
Section 4.6   Duties and Obligations of the Managers.........................................................12
Section 4.7   Resignation....................................................................................13
Section 4.8   Removal of Managers............................................................................13
Section 4.9   Filling of Vacancies...........................................................................14
Section 4.10  Managers' Compensation.........................................................................14
Section 4.11  Officers.......................................................................................14

                                   ARTICLE V
                                  THE SERIES

Section 5.1   Series.........................................................................................14
Section 5.2   Series Designation Certificates. ..............................................................15

                                  ARTICLE VI
                      CAPITAL STRUCTURE AND CONTRIBUTIONS

Section 6.1   Capital Structure..............................................................................15
Section 6.2   Capital Contributions..........................................................................15

                                  ARTICLE VII
                       PROFITS AND LOSSES; DISTRIBUTIONS

Section 7.1   Profits and Losses.............................................................................16
Section 7.2   Distributions..................................................................................16

                                 ARTICLE VIII
                   EXCULPATION; LIABILITIES: INDEMNIFICATION

Section 8.1   Exculpation....................................................................................16
Section 8.2   Liabilities: Indemnification...................................................................16
Section 8.3   Amendments: Indemnification....................................................................18

                                  ARTICLE IX
                                 MISCELLANEOUS

Section 9.1   Bankruptcy of the Member.......................................................................18
Section 9.2   Amendments.....................................................................................18
Section 9.3   Assignments....................................................................................18
Section 9.4   Single Member..................................................................................18
Section 9.5   Admission of New Member........................................................................19
Section 9.6   Severability...................................................................................19
Section 9.7   Successors and Assigns.........................................................................19
Section 9.8   Limited Liability Company......................................................................19
Section 9.9   Headings.......................................................................................19
Section 9.10  Governing Law..................................................................................19




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
                             AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                       FORD CREDIT AUTO RECEIVABLES LLC

                    (A Delaware Limited Liability Company)

         THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of FORD CREDIT AUTO RECEIVABLES LLC, a Delaware limited liability company (the "Company"), dated as of this 26th day of June, 2001, by Ford Motor Credit Company, as the sole member of the Company (the "Member").


                                   RECITALS

         A. The Member formed the Company as a limited liability company under the laws of Delaware pursuant to a Certificate of Formation dated as of August 14, 1997, and filed in the office of the Secretary of State on August 18, 1997, in accordance with the provisions of the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101 et seq. (as amended and in effect from time to time, and any successor statute, the "Act").

         B. On September 30, 1997, the Member duly executed the Limited Liability Agreement (the "Old Agreement") governing the affairs of the Company and the conduct of its business, which this Agreement amends and restates in its entirety.

         C. Because this Agreement has the effect of amending certain specified provisions of the Old Agreement, the Board of Managers has heretofore given its unanimous written consent to the adoption of this Agreement.

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.1 Definitions. Whenever used in this Agreement, capitalized terms have the meanings assigned to them herein. All references herein to "this Agreement" are to this Amended and Restated Limited Liability Company Agreement, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified.

         "Act" has the meaning set forth in the recital.

         "Affiliate" means, in respect of any specified Person, any other Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with the specified Person. For purposes of this Agreement, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Agreement" has the meaning set forth in Recital B to this Agreement.

         "Basic Documents" means this Agreement, any Transfer and Servicing Agreement, Indenture, Trust Agreement, Receivables Purchase Agreement, Administration Agreement, Note Depositary Agreement and other agreements relating to the issuance of Notes and Certificates, including the other documents and certificates delivered in connection with such agreements, as such agreements may be amended from time to time.

         "Board of Managers" has the meaning set forth in Section 4.1.

         "Certificates" has the meaning set forth in Section 2.4(d).

         "Code" means the Internal Revenue Code of 1986, as amended (or any successor law).

         "Company" has the meaning set forth in the preamble to this Agreement.

         "Company Assets" means, as of any date of determination, all right, title and interest of the Company in, to and under the Receivables and any related property and all other property acquired by the Company from time to time as of such date of determination and all proceeds thereof.

         "control" has the meaning set forth in the definition of the term "Affiliate" above.

         "Damages" has the meaning set forth in Section 8.2.

         "Fiscal Year" means, unless the Member at any time determines otherwise pursuant to the requirements of the Code, for each year, the period commencing on January 1 and ending on December 31.

         "Ford Credit" means Ford Motor Credit Company, a Delaware corporation.

         "General Series" means the Series to which all the Company Assets that have not been assigned or allocated to a Specified Series are allocated.

         "Indemnified Party" has the meaning set forth in Section 8.2.

         "Indenture" has the meaning set forth in Section 8.2.

         "Independent Manager" has the meaning set forth in Section 4.3(b).

         "Insolvency Event" means, with respect to any Person, (i) the making of a general assignment for the benefit of creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) being adjudged a bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in clause (vii) below, (vi) seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of the assets of such Person or (vii) the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of such Person or of such Person's assets or any substantial portion thereof.

         "Manager" has the meaning set forth in Section 4.2.

         "Member" means Ford Motor Credit Company and its successors and permitted assigns, as herein provided.

         "Moody's" means Moody's Investors Service, Inc.

         "Notes" has the meaning set forth in Section 2.4(d).

         "Percentage Interest" has the meaning set forth in Section 6.1.

         "Permitted Transaction" has the meaning set forth in Section 2.4(h).

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Rating Agency" means, with respect to any outstanding Notes or Certificates, each statistical rating agency selected by the Company to rate such Notes or Certificates.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency has been given prior notice thereof and that each of the Rating Agencies has notified the Company and the servicer and the trustees under the related Transfer and Servicing Agreements and Indentures in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Notes or Certificates with respect to which it is a Rating Agency.

         "Rating Event" means the earliest to occur of (a) the downgrading of Ford Credit's short-term unsecured debt to or below (i) A-2 by Standard & Poor's or (ii) P-2 by Moody's or (b) the downgrading of Ford Credit's senior long-term debt to or below (i) A- by Standard & Poor's or (ii) A3 by Moody's, and is deemed to exist only for so long as (x) Ford Credit's short-term unsecured debt is rated at or below (i) A-2 by Standard & Poor's or (ii) P-2 by Moody's or (y) Ford Credit's senior long-term debt is rated at or below (i) A- by Standard & Poor's or (ii) A3 by Moody's.

         "Receivables" has the meaning set forth in Section 2.4(a).

         "Security" has the meaning set forth in Section 2.4(d).

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Series" has the meaning set forth in Section 5.1(a).

         "Series Assets" has the meaning set forth in Section 5.1(a).

         "Series Designation Certificate" has the meaning set forth in Section 5.1(d).

         "Specified Series" has the meaning set forth in Section 5.1.

         "Specified Series Assets" means the Company Assets that have been assigned or allocated to a Specified Series.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Transfer and Servicing Agreements" has the meaning set forth in
Section 2.4(c).

         "Trusts" has the meaning set forth in Section 2.4(c).

                                  ARTICLE II
                                 ORGANIZATION

         Section 2.1 Name, Location of Office. The business of the Company will be carried on under the name "Ford Credit Auto Receivables LLC" with such variations and changes as the Board of Managers determines or deems necessary to comply with requirements of the jurisdictions in which the Company's operations are conducted. The principal place of business of the Company is One American Road, Office of the General Counsel, Dearborn, Michigan 48126 or such other place or places in the State of Michigan as the Board of Managers may from time to time designate.

         Section 2.2 Registered Office in Delaware. The registered office of the Company in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle.

         Section 2.3 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle.

         Section 2.4 Purposes and Powers. The limited purposes for which the Company is organized are to engage in the following activities, all in accordance with the terms of this Agreement:

         (a) to acquire from time to time all right, title and interest in and to receivables or leases arising out of or relating to the sale or lease of new or used motor vehicles and farm or industrial equipment, including automobiles, light and heavy duty trucks, tractors and recreational vehicles, monies due thereunder, security interests in the motor vehicles or equipment financed thereby, proceeds from claims on insurance policies related thereto, and related rights (collectively, "Receivables");

         (b) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Receivables, collateral securing the Receivables, related insurance policies, agreements with motor vehicles or equipment dealers or lessors or other originators or servicers of Receivables and any proceeds or further rights associated with any of the foregoing;

         (c) to transfer Receivables to trusts (the "Trusts") pursuant to one or more transfer and servicing agreements, pooling and servicing agreements, sale and servicing agreements or other agreements (the "Transfer and Servicing Agreements") to be entered into by and among, among others, the Company, the trustees named therein and any entity acting as servicer of the Receivables;

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         (d) to authorize, issue, sell and deliver one or more series or classes of bonds, notes or other evidences of indebtedness (the "Notes") or certificates (the "Certificates") or other securities (collectively, the "Securities") issued by or through the Trusts and secured or collateralized by the Receivables (or some portion thereof) or by notes or certificates of any class issued by or through one or more trusts established by Ford Credit, any Affiliate thereof or any other party, provided that the Company will have no liability under any such Securities except to the extent of the Receivables or notes or certificates securing or collateralizing such Securities and provided further, that each series of debt issued by a Trust will bear its own trustee fees and servicer fees;

         (e) to acquire from Ford Credit or any Affiliate thereof certificates issued by one or more trusts to which Ford or any Affiliate thereof transferred Receivables;

         (f) to hold and enjoy all of the rights and privileges of any Certificates issued by the Trusts to the Company and to hold and enjoy all of the rights and privileges of any class of Notes, including any class of Notes or Certificates which may be subordinated to any other class of Notes or Certificates;

         (g) to perform its obligations under the Transfer and Servicing Agreements and any indenture or other agreement (each, an "Indenture") pursuant to which any Notes are issued; and

         (h) to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing (such business activities and transactions specified in this Section 2.4 collectively referred to in this Agreement as "Permitted Transactions").

         Section 2.5  Conduct of Business.

         (a) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Company may not, without the prior written confirmation of each applicable Rating Agency that the Rating Agency Condition has been satisfied with respect to such action, do any of the following:

              (i) engage in any business or activity other than a Permitted Transaction;

             (ii) create, incur or assume any indebtedness or issue any security or sell or transfer any receivables (including the Receivables) to a Trust or other Person which issues a security in respect of any such receivables unless any such indebtedness or security has no recourse to any Company Assets other than the Series Assets to which such indebtedness or security relates and does not constitute a claim against the Company if cash flow from the Series Assets securing or collateralizing such indebtedness or security is insufficient to repay the debt;

            (iii) create, incur or assume any indebtedness or issue any security or sell or transfer any receivables (including the Receivables) to a Trust or other Person which issues a security in respect of any such receivables unless the debt holders thereof (A) agree they have no rights in any other Company Assets, including but not limited to, any other Receivables collateralizing other debt obligations of the Company or sold or transferred to another trust,
         (B) agree to not file or join in filing any bankruptcy petition against the Company prior to the end of the period that is one year and one day after all of the debt of the Company and all of the debt issued through the Trusts are paid in full and agree they will not cooperate with or encourage others to file a bankruptcy petition against the Company during the same period, (C) agree that to the extent such debt holders are deemed to have any interest in any Company Assets or another Trust dedicated to other debt obligations of the Company or debt obligations of such other Trust, their interest in those assets will be subordinate to claims or rights of such other debt holders to those assets and, further, that such agreement will constitute a subordination agreement for purposes of
         Section 510(a) of the Bankruptcy Code;

             (iv) become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase, agreement to supply or advance funds, or otherwise, except in connection with Permitted Transactions;

             (v) make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate other than in connection with Permitted Transactions; provided, however, that the Company is not prohibited under this clause (a)(v) from causing a distribution of cash to its Member;

             (vi) enter into any transaction or merger or consolidation with or into any other entity, or convey its properties and assets substantially as an entirety to any entity, other than with respect to a Permitted Transaction, unless (A) the entity (if other than the Company) formed as a result of or surviving such consolidation or merger, or which acquires the properties and assets of the Company is
         (i) organized and existing under the laws of the State of Delaware,
         (ii) expressly assumes all of the Company's obligations under the Basic Documents and (iii) is governed under a charter document containing provisions substantially identical to the provisions of Sections 2.4 and 2.5 of this Agreement; (B) the Rating Agencies and the trustees under the Basic Documents have received at least 10 days' prior notice of any such merger, consolidation or sale of assets; (C) such merger, consolidation or sale of assets will not conflict with any provisions of the Certificate of Formation of the Company; and (D) immediately after giving effect to such merger, consolidation or sale of assets, no default or event of default by or relating to the Company has occurred and is continuing under any material agreement to which the Company is a party;

             (vii) become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of the Basic Documents or any other any documents relating to a Permitted Transaction; and

            (viii) amend, modify, alter, change or repeal any provision of
         Section 2.4 or Section 2.5 of this Agreement; provided, however, the Company reserves the right to amend, alter, change or repeal any provision contained in its Certificate of Formation or this Agreement in a manner now or hereafter prescribed by the Act, and all rights conferred upon the Member herein are granted subject to this reservation.

         (b) The Company must at all times:

               (i) maintain its existence as a limited liability company and remain in good standing under the laws of the State of Delaware;

              (ii) observe all corporate procedures required by this Agreement and such others, if any, as may be from time to time required by the Act;

             (iii) ensure that (x) the business and affairs of the Company are at all times managed by or under the direction of the Board of Managers, (y) the Board of Managers has duly authorized all actions requiring such authorization and, (z) when required by law or by this Agreement, the Company has obtained the proper authorization for action from its Member;

             (iv) maintain the Company's books, financial statements, accounting records and other corporate documents and records separate from those of the Member, any Affiliate thereof or any other entity;

              (v) not commingle the Company Assets with those of the Member or any Affiliate thereof, and not hold itself out as being liable for the debts of another;

             (vi) maintain its bank accounts, books of account and payroll (if any) separate from those of its Affiliates, the Member or any of the Member's Affiliates or any other Person; and ensure that its funds and other assets are at all times readily distinguishable from the funds and other assets of its Affiliates, the Member and any of the Member's Affiliates or any other Person;

            (vii) act solely in its corporate name and through its own managers and agents so as not to mislead others as to its identity or the identity of any Affiliate and correct any known misunderstanding regarding its separate identity, and conduct all oral and written communications of the Company, including without limitation letters, invoices, contracts, statements and applications solely in the name of the Company;

           (viii) separately manage its liabilities from those of the Member or any Affiliate thereof and pay its own liabilities, including all administrative expenses, from its own separate assets, provided that the Member or any Affiliate thereof may pay certain of the organizational costs of the Company, and the Company will reimburse the Member or any such Affiliate for its allocable portion of shared expenses paid by the Member or such Affiliate, and provided, further, that the Member may pay fees and expenses and indemnify parties pursuant to Section 2.5(d);

            (ix) at all times maintain an arm's-length relationship with any Affiliates;

             (x) not incur any indebtedness other than the Securities and other obligations permitted pursuant to the Basic Documents unless such indebtedness is rated by each Rating Agency then rating the outstanding Notes or Certificates at the request of the Company, or unless such Rating Agencies have confirmed in writing that the issuance of such indebtedness will not adversely affect the then current rating of the outstanding Securities;

            (xi) operate in such a manner that it would not be substantively consolidated for purpose of applicable bankruptcy laws with any other entity;

           (xii) have a sufficient number of Managers and any other authorized agents to manage its operations; and

          (xiii) maintain adequate capital in light of its contemplated business operations.

         (c) The Company will abide by all corporate formalities, including the maintenance of current minute books, and cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Company and its assets and liabilities. The Company will not assume the liabilities of the Member or any Affiliate thereof, and will not guarantee the liabilities of the Member or any Affiliate thereof. The Board of Managers of the Company will make decisions with respect to the business and operations of the Company independent of, and not dictated by, the Member or any Affiliate thereof.

         (d) Notwithstanding any provision in this Agreement to the contrary, the Member in its own capacity (i) may pay fees and expenses of, and indemnify, trustees relating to the Trusts and (ii) may indemnify any underwriter, placement agent, initial purchaser for resale or other Person performing similar functions in connection with the issuance of any Securities.

         Section 2.6 Tax Reporting and Characterization. It is the Member's express intention that the Company not constitute a separate entity for purposes of federal income tax or state or local income, franchise or other taxes.

         Section 2.7 Term. Subject to the provisions of Section 4.3(c)(iii) below, the Company has perpetual existence.

                                 ARTICLE III
                                  THE MEMBER

         Section 3.1 The Member. The name and address of the Member is as follows:

                      Ford Motor Credit Company
                      World Headquarters
                      Office of the General Counsel
                      One American Road
                      Suite 1034-A1
                      Dearborn, Michigan  48126

         Section 3.2 Powers of Member. The Member (acting in its capacity as such) has the authority to take all actions specifically enumerated in the Certificate of Formation or this Agreement.

         Section 3.3 Limited Liability of the Member. Unless otherwise expressly provided in any Basic Document, all debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and the Member will not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

                                  ARTICLE IV
          MANAGEMENT OF THE COMPANY; THE BOARD OF MANAGERS; OFFICERS

         Section 4.1 General Management of the Company. Subject to such matters which are expressly reserved hereunder or under the Act to the Member for decision, the business, properties and affairs of the Company will be managed by a board of managers (the "Board of Managers") which, without limiting the generality of the foregoing, has the power to appoint officers of the Company, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Company, and to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Company.

         Section 4.2 Appointment and Term. The Member is entitled to appoint from time to time individuals to serve as the managers (each, a "Manager") on the Board of Managers. Managers serve until their respective successors are appointed by the Member or until their earlier death, disability, resignation, retirement or removal.

         Section 4.3  Number; Independent Managers.

         (a) The number of Managers which constitutes the whole Board of Managers is not less than three nor more than five. The number may be increased or reduced from time to time by amendment of this Agreement. As of the date hereof, the Board of Managers consists of the following five individuals:


                                Paul E. Gipson
                               Bernard J. Angelo
                               Richard P. Conrad
                                Susan J. Thomas
                               James W. Bosscher

         (b) The Board of Managers of the Company must include at least two Managers who are Independent Managers (i) at all times during the existence of a Rating Event and (ii) at any time an action is taken which requires the unanimous consent or vote of the Board of Managers pursuant to this Section 4.3(b) or Section 4.3(c) of this Agreement. So long as any Securities are outstanding, this Section 4.3(b) may not be amended without the prior written consent of at least two Independent Managers. When voting on matters subject to the vote of the Board of Managers, including those matters specified in
Section 4.3(c), notwithstanding that the Company is not then insolvent, the Independent Managers are to take into account the interests of the creditors of the Company and the Trusts as well as the interests of the Company. Except as provided in Section 4.3(c), any action permitted or required to be taken by the Board of Managers may be taken by a simple majority of the members of the Board of Managers; provided, however, that the Board of Managers may delegate the day-to-day management of the Company to a Person that may or may not be a Manager. The actions set forth in Section 4.3(c) are the only actions by the Board of Managers that require the affirmative vote of 100% of the Board of Managers.

         For purposes of this Section 4.3(b) the following terms have the meanings set forth below:

               (i) An "Independent Manager" is an individual who: (A) is not and has not been employed by Ford Credit or any of its Affiliates as a director, officer or employee within the five years immediately prior to such individual's appointment as an Independent Manager;
          (B) is not and has not been affiliated with a significant customer or supplier of Ford Credit or any of its Affiliates within the five years immediately prior to such individual's appointment as an Independent Manager; (C) is not and has not been affiliated with a company of which Ford Credit or any of its Affiliates is a significant customer or supplier within the five years immediately prior to such individual's appointment as an Independent Manager;
          (D) does not have and has not had significant personal services contract(s) with Ford Credit or any of its Affiliates within the five years immediately prior to such individual's appointment as an Independent Manager; (E) is not affiliated with a tax-exempt entity that receives significant contributions from Ford Credit or any of its Affiliates within the five years immediately prior to such individual's appointment as an Independent Manager; (F) is not the beneficial owner at the time of such individual's appointment as an Independent Manager, or at any time thereafter while serving as an Independent Manager, of such number of shares of any class of common stock of Ford Credit or any Affiliate the value of which constitutes more than 3% of such individual's net worth; (G) is not a spouse, parent, sibling or child of any person described by (A) through (F); and (H) is not and was not a major creditor of Ford Credit or any of its Affiliates within the five years prior to such appointment as an Independent Manager.

              (ii) A "significant customer of Ford Credit or any of its Affiliates" means a customer from which Ford Credit and any of its Affiliates collectively in the last fiscal year of Ford Credit received payments in consideration for the products and services of Ford Credit and its Affiliates which are in excess of 1% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year.

             (iii) A "significant supplier of Ford Credit or any of its Affiliates" means a supplier to which Ford Credit and any of its Affiliates collectively in the last fiscal year of Ford Credit made payments in consideration for the supplier's products and services in excess of 3% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year.

              (iv) Ford Credit or any of its Affiliates will be deemed a "significant customer" of a company if Ford Credit and any of its Affiliates collectively were the direct source during such company's last fiscal year in excess of 3% of the gross revenues which such company received from the sale of its products and services during such fiscal year.

               (v) Ford Credit or any of its Affiliates will be deemed a "significant supplier" of a company if Ford Credit and any of its Affiliates collectively received in such company's fiscal year payments from such company in excess of 3% of the gross revenues which such company received during such fiscal year for the sale of its products and services.

              (vi) An individual will be deemed to have "significant personal services contract(s) with Ford Credit or any of its Affiliates" if the fees and other compensation received by the person pursuant to personal services contract(s) with Ford Credit and any of its Affiliates exceeded or would exceed 3% of his or her gross revenues during the last calendar year.

             (vii) A tax-exempt entity will be deemed to receive "significant contributions from Ford Credit or any of its Affiliates" if such tax-exempt entity received during its last fiscal year, or expects to receive during its current fiscal year, contributions from Ford Credit or its Affiliates in excess of the lesser of (i) 3% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year and (ii) 1% of the contributions received by the tax-exempt entity during such fiscal year.

            (viii) A Person will be deemed to be a "major creditor of Ford Credit or any of its Affiliates" if it is a financial institution which Ford Credit or such Affiliate owes outstanding indebtedness for borrowed money in a sum exceeding more than 5% of Ford Credit's total consolidated assets.

         (c) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Company may not, without the affirmative vote of 100% of the members of the Board of Managers, do any of the following:

               (i) amend Section 2.4 to permit the Company to engage in any business or activity other than those set forth in Section 2.4 prior to any such amendment;

              (ii) engage in any business or activity other than those set forth in Section 2.4;

             (iii) dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity; or

              (iv) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action.

         (d) Meetings of the Board of Managers may be conducted in person or by conference telephone facilities. Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if such number of Managers sufficient to approve such action pursuant to the terms of this Agreement consent thereto in writing.

         Section 4.4 Power to Bind Company. None of the Managers (acting in their capacity as such) has authority to bind the Company to any third party with respect to any matter unless the Board of Managers has approved such matter and authorized such Manager(s) to bind the Company with respect thereto.

         Section 4.5 Restrictions on the Power of the Managers. The Board of Managers does not have the authority to:

         (a) cause the Company to do any acts in violation of or in breach of any Basic Document or any other agreement entered into by the Company;

         (b) take any action in contravention of the Act, the Certificate of Formation or this Agreement (each as may be amended);

         (c) take any action that would make it impossible to carry on the ordinary business of the Company;

         (d)   admit any Person as a member of the Company;

         (e) knowingly perform any act that would subject the Member to loss of limited liability in any jurisdiction; or

         (f) except as permitted under Section 9.2, take any action to amend or modify the Certificate of Formation or this Agreement.

         Section 4.6  Duties and Obligations of the Managers.

         (a) Subject to Section 4.3(c)(iii), as long as any Securities are outstanding, the Board of Managers will take all action that may be necessary or appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware (and each other jurisdiction in which such existence is necessary to protect the limited liability of the Member or to enable the Company to conduct the business in which it is engaged).

         (b) Each Manager will devote to the Company such time as he deems necessary to conduct the Company's business and affairs in an appropriate manner.

         (c) The Board of Managers will use their best efforts, in the conduct of the Company's activities and business, to put all Persons with whom the Company deals on notice that the Member is not liable for the Company's obligations, and all agreements to which the Company is a party are to include a statement to the effect that the Company is a limited liability company formed under the Act; provided, however, the failure to include such a statement in an agreement to which the Company is a party will not affect the Company's power and authority or authorization to enter into such agreement.

         (d) The Board of Managers will prepare or cause to be prepared and file or cause to be filed on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Company. The Board of Managers will cause the Company to pay any taxes payable by the Company; provided, however, that the Managers are not required to cause the Company to pay any tax so long as the Company is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the Company.

         (e) The Board of Managers will, from time to time, submit, or cause to be submitted, to any appropriate state securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such state securities administrator.

         (f) The Board of Managers will use their best efforts to cause the Company to be formed, reformed, or qualified to engage in investment activities, or be registered under any applicable assumed or fictitious name statute or similar law in any state in which the Company then makes investments or transacts business, if such formation, reformation, qualification or registration is necessary or desirable in order to protect the limited liability of the Member or to permit the Company lawfully to own or make investments or transact business.

         (g) The Board of Managers, as an "authorized person" within the meaning of the Act will from time to time, prepare and file, or cause to be prepared and filed, any amendment or restatement to the Certificate of Formation or this Agreement and other similar documents that are required by law to be filed and recorded for any reason, in such office or offices as are required under the laws of the State of Delaware or any other state in which the Company is then formed or qualified.

         Section 4.7 Resignation. Any Manager may resign at any time upon written notice of resignation to the Member. Any resignation is effective immediately unless a date certain is specified for it to take effect, in which event it will be effective upon such date, and acceptance of any resignation is not necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

         Section 4.8 Removal of Managers. Any Manager may be removed, either for or without cause, by the Member.

         Section 4.9 Filling of Vacancies. In the case of any increase in the number of Managers, or of any vacancy in the Board of Managers, the additional Manager shall be appointed by the Member.

         Section 4.10 Managers' Compensation. Any or all Managers may receive such reasonable compensation for their services, whether in the form of salary or otherwise, with expenses, if any, as the Board of Managers and the Member may from time to time determine.

         Section 4.11 Officers. (a) The Board of Managers, by a simple majority, may from time to time appoint authorized officers of the Company who may, on behalf of the Company, execute agreements to which the Company is a party and any document or certificate to be delivered in connection herewith or pursuant hereto.

         (b) Each authorized officer will have the right and authority to take all actions specifically enumerated in the Certificate of Formation or this Agreement that may be taken by the Company or that the authorized officer otherwise deems necessary, useful or appropriate for the day-to-day management and conduct of the Company's business. All instruments, contracts, agreements and documents providing for the acquisition, mortgage or disposition of property of the Company will be valid and binding on the Company only if executed by an authorized officer of the Company.

                                  ARTICLE V
                                  THE SERIES

         Section 5.1 Series. (a) Immediately upon the acquisition thereof by the Company, Company Assets will be allocated to, and identified only with, one or more specified series under this Agreement (each such series, a "Series", and the assets allocated to each such Series, "Series Assets"). Each Series will be a separate series of the Company pursuant to Section 18-215(a) of the Act. One or more separate Series will be established with respect to the Receivables and related property that the Company assigns to each Trust pursuant to the related Transfer and Servicing Agreements (each, a "Specified Series"). All Company Assets not allocated to a Specified Series, including any Securities held by the Company, will be allocated to the General Series unless otherwise directed by the Board of Managers. The Board of Managers will cause the Company to account for and record separately all Series Assets and the proceeds thereof allocated to any Series from the Series Assets and the proceeds thereof allocated to any other Series. The Board of Managers will cause the Company to maintain separate and distinct records for the Series Assets related to each Series and to hold and account for the Series Assets related to each Series separately from the Series Assets related to any other Series. Except to the extent required by law or specified in this Agreement, the debts, liabilities and expenses incurred, contracted for or otherwise existing with respect to any Series will be enforceable against the related Series Assets, and not against the assets of the General Series or any other Specified Series, and, except to the extent required by law or specified in this Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally will be enforceable against any Specified Series Assets.

         (b) Every Security, contract and other undertaking issued by or on behalf of any Series will include a recitation limiting the obligation represented thereby to the related Series and the related Series Assets. Any such Security, contract or undertaking, whether secured or unsecured, will also include an acknowledgment and agreement by the holder thereof to the effect that any claim that such holder may have at any time against any Company Assets that are allocated to an unrelated Series, and any claim that such holder may have at any time against the Company that such holder may seek to enforce against any Company Assets that are allocated to an unrelated Series, will, if the Company becomes subject to an Insolvency Event, be subordinate to the payment in full, including post-petition interest, of the claims of the holders of any Securities that are related to such unrelated Series and the holders of any other Securities, contracts or other obligations that are related to such unrelated Series.

         Section 5.2 Series Designation Certificates. (a) The Series to which any Company Assets are allocated will be specified in a certificate (each, a "Series Designation Certificate") executed by an authorized Manager or agent. Each Series Designation Certificate must include the following:

            (i) a designation of the Series to which the Company Assets are to be allocated, in form and substance sufficient to allow the Company to differentiate between the Series to which the Company Assets are to be allocated and any other Series;

           (ii) the date on which the Company Assets to be allocated to such Series are to be transferred to the Company and allocated to such Series; and

          (iii) a list of the Company Assets to be allocated to the Series, identifying the Company Assets in such a manner as may be reasonably required by the Company to differentiate between such Company Assets allocated to such Series and any other Company Assets.

                                  ARTICLE VI
                      CAPITAL STRUCTURE AND CONTRIBUTIONS

         Section 6.1 Capital Structure. Ford Credit has heretofore been admitted as the sole member of the Company with an interest of 100% (as such percentage may change from time to time, a "Percentage Interest").

         Section 6.2 Capital Contributions. From time to time, the Board of Managers may determine that the Company requires capital and may request the Member to make capital contributions in an amount determined by the Board of Managers. A capital account is maintained for the Member, to which contributions and profits are credited and against which distributions and losses are charged.

                                 ARTICLE VII
                       PROFITS AND LOSSES; DISTRIBUTIONS

         Section 7.1 Profits and Losses. For financial accounting and tax purposes, the Company's net profits or net losses are determined on an annual basis in accordance with the manner determined by the Board of Managers. In each year, profits and losses will be allocated entirely to the Member.

         Section 7.2 Distributions. At the time determined by a majority of the Managers, the Managers will cause the Company to distribute any cash held by it which is not (i) reasonably necessary for the operation of the Company or the performance of its obligations under the Basic Documents or in connection with any Permitted Transactions and (ii) in violation of Section 18-607 or
Section 18-804 of the Act. The distributions of the Company will be allocated entirely to the Member.

                                 ARTICLE VIII
                   EXCULPATION; LIABILITIES: INDEMNIFICATION

         Section 8.1 Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, none of the Member, the Managers, or any officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, or any officer, employee, representative or agent of the Company or any of its Affiliates will be liable to the Company or any other Person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by such Person in the reasonable belief that such act or omission is in, or not contrary to, the best interests of the Company and is within the scope of authority granted to such Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

         Section 8.2 Liabilities: Indemnification. (a) Subject to Section 8.2(f), any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Member, Manager, officer, employee, agent or legal representative of the Company (each, an "Indemnified Party"), will be indemnified and held harmless by the Company to the fullest extent legally permissible against all expenses, claims, damages, liabilities and losses (including, without limitation, judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys' fees incurred in investigating, preparing or defending any action, claim suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not any Indemnified Party is or may be a party thereto, including interest on any of the foregoing (collectively, "Damages"), arising out of, or in connection with, the management or conduct of the business and affairs of the Company, except for any Damages to the extent that they are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Parties or willful violations of the express provisions hereof by the Indemnified Parties. The Indemnified Parties may consult with counsel and accountants with respect to the affairs of the Company and will be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.

         (b) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner which such Person reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person's conduct was unlawful. Entry of a judgment by consent as part of a settlement will not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

         (c) Subject to Section 8.2(f), expenses (including attorneys' fees and disbursements) incurred by a Manager, employee or agent of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Managers in the specific case upon receipt of an undertaking by or on behalf of such Manager, employee or agent to repay such amount unless it ultimately is determined that such Person is entitled to be indemnified by the Company. Expenses (including attorneys' fees and disbursements) incurred by other employees or agents of the Company in defending in any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company upon such terms and conditions, if any, as the Board of Managers deems appropriate.

         (d) No Manager of the Company will be personally liable to the Company for monetary damages for any breach of fiduciary duty by such person as a Manager. Notwithstanding the foregoing sentence, a Manager will be liable to the extent provided by applicable law for (i) breach of the Manager's duty of loyalty to the Company or the Member, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or
(iii) any transaction from which the Manager derived an improper personal benefit.

         (e) The indemnification and advancement of expenses provided by this Section 8.2 are not exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any agreement, vote of the Board of Managers or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and will continue as to a Person who has ceased to be a Manager, employee or agent and inure to the benefit of the heirs, executors and administrators of such Person.

         (f)   Any amounts payable by the Company in accordance with this
Section 8.2 will be paid solely to the extent of funds (i) available therefor from such Series specified in any applicable written agreement with such Indemnified Party or, if no such written agreement exists, from the General Series and (ii) actually received by the Company under the Basic Documents, from capital contributions or in connection with other Permitted Transactions. The Company's obligations under this Section 8.2 will not constitute a claim against the Company to the extent that the Company does not have funds sufficient to make payment of such obligations. Any claim that an Indemnified Party may have at any time against the Company that it may seek to enforce against the Series Assets of any Series unrelated to indemnification obligations hereunder will, if the Company becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, be subordinate to the payment in full, including post-petition interest, of the claims of the holders of any Securities related to such unrelated Series and the holders of any other notes, bonds, contracts or other obligations that are related to such unrelated Series.

         Section 8.3  Amendments: Indemnification. The indemnities contained in
Section 8.2 will survive the resignation, removal or termination of any Indemnified Party or the termination of this Agreement. Any repeal or modification of this Article VIII will not adversely affect any rights of such Indemnified Party pursuant to this Article VIII, including the right to indemnification and to the advancement of expenses of an Indemnified Party existing at the time of such repeal or modifications with respect to any acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE IX
                                 MISCELLANEOUS

         Section 9.1 Bankruptcy of the Member. If any event of bankruptcy specified in Section 18-304(a) of the Act occurs with respect the Member, then the Member will, notwithstanding the occurrence of such event of bankruptcy, remain a Member of the Company and, notwithstanding such event of bankruptcy, the Company will continue, subject to the provisions of Section 4.3(c)(iii).

         Section 9.2 Amendments. Except as provided in Section 4.6(g) with respect to amendments required by law, this Agreement may be amended only in writing by the Member existing at the time of this Agreement, provided that, if any Securities issued by any Trusts are outstanding, no such amendment will be effective without satisfaction of the Rating Agency Condition; and provided, further, that the provisions of Section 4.3(c) hereof may be amended only with the unanimous written consent of the Board of Managers. An amendment becomes effective as of the date specified in the approval of the Member or, if no date is specified, as of the date of such approval or as otherwise provided in the Act.

         Section 9.3 Assignments. Pursuant to Section 18-702 of the Act, the Member may sell, assign or participate its Percentage Interest at any time without the consent of the Board of Managers, and the assignee of any such Percentage Interest will possess all of the rights and obligations of a member hereunder, and the right to become a member pursuant to Section 18-704 of the Act.

         Section 9.4 Single Member. It is the intent of the Company that the Member (or the successor Member) be the only member and that only one Member exist at any time.

         Section 9.5 Admission of New Member. A successor member may only be admitted upon the approval of the existing Member.

         Section 9.6 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement is for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and will in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 9.7 Successors and Assigns. All covenants and agreements contained herein will be binding upon, and inure to the benefit of, the Member and its successors and permitted assigns, all as herein provided.

         Section 9.8 Limited Liability Company. The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of Delaware or any other laws.

         Section 9.9 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and are not to define or limit any of the terms or provisions hereof.

         Section 9.10 Governing Law. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         IN WITNESS WHEREOF, the undersigned Member has duly executed this Agreement as of the 26th day of June, 2001.

                                       FORD CREDIT AUTO RECEIVABLES LLC


                                       By: FORD MOTOR CREDIT COMPANY,
                                           as Member


                                       By: _______________________________
                                           Title: